EXHIBIT 99.1

Press Information
June 19, 2007

PHILIPS TO ACQUIRE COLOR KINETICS TO STRENGTHEN LEADING POSITION IN LED LIGHTING SYSTEMS, COMPONENTS AND TECHNOLOGIES
•	Combination strengthens Philips’ LED portfolio, technology base and intellectual property position

•	Color Kinetics’ application know-how in combination with Philips’ global market presence will accelerate Philips Lighting’s growth in Solid State Lighting

•	Builds on Philips’ Lumileds and TIR Systems acquisitions in the sector

•	Purchase price corresponds to a Color Kinetics enterprise value of approximately EUR 516 million
Amsterdam, The Netherlands and Boston, Massachusetts, USA — Royal Philips Electronics (NYSE:PHG, AEX:PHI) today announced it has reached an agreement with Color Kinetics Incorporated (NASDAQ: CLRK) under which Philips will acquire all of the outstanding shares of Color Kinetics for USD 34 per share, or a total consideration of approximately EUR 592 million to be paid in cash upon completion. The implied enterprise value of Color Kinetics in this offer is EUR 516 million, taking into account approximately EUR 76 million of cash on balance sheet as of March 31, 2007. This transaction is subject to the terms and conditions of the merger agreement and to the approval of Color Kinetics’ shareholders, as well as to customary regulatory clearance, and is expected to close in the second half of 2007.
Color Kinetics, based in Boston, Massachusetts, USA, is a leader in designing and marketing innovative lighting systems based on Light Emitting Diode (LED) technology. The company has a broad technological portfolio covering important patents relating to intelligence and control technology for LED lighting. Color Kinetics also has in excess of 15,000 professional installations worldwide and an array of large, industrial customers in professional channels.
This merger builds on the acquisition of Lumileds in 2005, through which Philips ensured a leading position in high-power LED dyes, and on the recent acquisition of TIR Systems, which provided Philips with a strong line of fully-integrated Solid State Lighting (SSL)-modules used to deliver integrated lighting products to fixture manufacturers. With Color Kinetics, Philips will become a leader in SSL luminaires, establishing a strong presence in all aspects of the SSL value chain. This will further enhance Philips’ position to lead the future global shift to more energy-efficient lighting solutions, using LED sources.
“This acquisition uniquely positions Philips as a major player in the fast-growing SSL business with technology, expertise and intellectual property in all parts of the value chain of integrated LED-based lighting solutions,” Theo van Deursen, Chief Executive of Philips’ Lighting division, said. “The technological platform obtained through this acquisition will serve as a springboard for Philips to further create sustainable value through making innovative LED lighting solutions widely available. We admire Color Kinetics’ expertise, which they built up in only 10 years of existence, and we will foster the company’s creative and entrepreneurial flair in the future while boosting growth by integrating it into the global lighting leader.”
“We have long said that LEDs are the future of illumination — not a passing novelty — and we’ve supported that view with unwavering focus on the research and development of new technologies, sales channels, partnerships and industry initiatives to make it a reality. Today we announce our biggest and most significant step towards putting our core technology and IP at the heart of every future application of intelligent LED lighting,” said Bill Sims, President and CEO, Color Kinetics. “We believe that joining Philips, the global lighting leader, is in the best interest of our shareholders, customers, partners, and employees, and that our combined resources will produce the best possible entity to drive the LED lighting revolution forward.”
Color Kinetics had 2006 sales of approximately USD 65 million. The company’s sales have grown at a compound annual growth rate of 31% in the period 2001-2006. Operating margins are expected to increase as the company benefits from economies of scale. In addition to its product sales, Color Kinetics has a fast-growing licensing income stream that adds significantly to its value.
The market for SSL is at an inflection point for growth as the performance of LEDs measured in lumens per watt is rapidly becoming competitive with traditional light sources. While the market for SSL has up until now been driven by the application of color LEDs, technology in white light has improved significantly, which Philips expects will cause market growth to increase substantially going forward. Independent market sources project that the SSL addressable market will reach USD 20 billion to USD 30 billion in 2025 and is growing currently by approximately 30% per year.
Through this merger Philips and Color Kinetics expect to further accelerate growth in this area of the lighting market. Philips and Color Kinetics will drive to stimulate the speed of adoption of LED technologies and applications in the industry. By enabling Color Kinetics’ innovative systems to be distributed and sold globally, the benefits of LED will be brought to a far larger market more quickly.
For more information, please contact:
Arent Jan Hesselink
Philips Corporate Communications:
Tel: +31 20 59 77415
Email: arentjan.hesselink@philips.com
Andre Manning
Philips North America Corporate Communications
Tel +1 646 508 4545
email andre.manning@philips.com
Felicia Spagnoli
Color Kinetics Corporate Communications
Tel: 1-617-701-2292
Email: fspagnoli@colorkinetics.com
Justine Alonzo
Color Kinetics Investor Relations
Tel: 1-617-701-2272

Email: jalonzo@colorkinetics.com
About Royal Philips Electronics
Royal Philips Electronics of the Netherlands (NYSE: PHG, AEX: PHI) is a global leader in healthcare, lifestyle and technology, delivering products, services and solutions through the brand promise of “sense and simplicity”. Headquartered in the Netherlands, Philips employs approximately 124,300 employees in more than 60 countries worldwide. With sales of EUR 27 billion in 2006, the company is a market leader in medical diagnostic imaging and patient monitoring systems, energy efficient lighting solutions, personal care and home appliances, as well as consumer electronics. News from Philips is located at www.philips.com/newscenter.
About Color Kinetics.
Celebrating its 10th anniversary this year, Color Kinetics Incorporated (NASDAQ: CLRK) transforms environments through new, dynamic uses of light. Its award-winning lighting systems and technologies apply the benefits of LEDs as a highly efficient, long lasting, environmentally friendly, and inherently digital source of illumination — reinventing light itself as a highly controllable medium. Color Kinetics also enables widespread adoption of LED lighting through OEM and licensing partnerships in diverse markets. The company is headquartered in Boston, MA with offices in the UK and China. More information is available at www.Color Kinetics.com
Forward-looking statements
This release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Philips and certain of the plans and objectives of Philips with respect to these items. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements.
This release also contains certain forward-looking statements with respect to Color Kinetics and the proposed transaction, the expected timetable for completing the transaction, Color Kinetics’ financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and other statements about Color Kinetics management’s future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans”, anticipates,” “expects,” estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the Color Kinetics shareholders could fail to approve the transaction; regulatory approvals might not be obtained; and the other factors described in Color Kinetics’ Annual Report on Form 10-K for the year ended December 31, 2006 and its most recent quarterly report filed with the SEC. Color Kinetics disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Color Kinetics intends to mail to its stockholders and file with the Securities and Exchange Commission (the “SEC”) a Proxy Statement in connection with the proposed transaction, and to file other relevant materials with the SEC. The Proxy Statement and other materials filed with the SEC will contain important information about Color Kinetics, Philips, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Color Kinetics and Philips through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Color Kinetics by contacting Justine Alonzo, Investor Relations Manager, Color Kinetics Incorporated at 617-701-2272 or on Color Kinetics’ web site at www.colorkinetics.com.
Color Kinetics and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Color Kinetics in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement described above. Additional information regarding these directors and executive officers is also included in Color Kinetics’ proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on or about April 27, 2007. This document is available free of charge at the SEC’s web site at www.sec.gov and from Color Kinetics by contacting Justine Alonzo, Investor Relations Manager, Color Kinetics Incorporated at 617-701-2272 or on Color Kinetics’ web site at www.colorkinetics.com.